UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2005

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Eisenhower Parkway, 2nd Floor, Ann Arbor, Michigan	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 761-4700

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 22, 2005, the Compensation Committee of the Board of Directors of ProQuest Company (the “Company”) approved a discretionary bonus of $450,000 to be paid to Andrew Wyszkowski, President of ProQuest Business Solutions. This bonus is for Mr. Wyszkowski’s critical role in the negotiations with General Motors for the proposed development of the next generation electronic parts catalog and the extension of the current data license agreement through August 2011 for certain parts and service data. This bonus will be paid in March 2006, contingent on Mr. Wyszkowski’s continued employment through the 2005 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROQUEST COMPANY

By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President

Dated: August 25, 2005